Exhibit 10.10

Loan #: _________

BALLOON NOTE

(FIXED RATE)

THIS LOAN IS PAYABLE IN FULL AT MATURITY. YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME: YOU WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT YOU MAY OWN, OR YOU WILL HAVE TO FIND A LENDER, WHICH MAYBE THE LENDER YOU HAVE THIS LOAN WITH, WILLING TO LEND YOU THE MONEY. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE SAME LENDER.

July 14, 2014	New York, NEW YORK
[date]	[Town]

1.           BORROWER'S PROMISE TO PAY

In return for a loan that I the undersigned which may also be called Borrower, have received, I promise to pay U.S. $ 200,000.00 (this amount is called "principal"), plus interest, to the order of the Lender. The Lender is Assaf Ran.

I understand that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is also called the "Note Holder."

2.           INTEREST

Interest will be charged on unpaid principal until the full amount of principal has been paid. I will pay interest at a yearly rate 6%.

The interest that required by this Section 2, is the rate I will pay as long as I am not in any default described in Section 6(B) of this Note. If I shall be in any default described in Section 6(B) of this Note, then, and for the entire period I am in default, I shall pay interest at a yearly rate of 6%. However the default interest rate shall not exceed the maximum rate allowed by law.

3.           PAYMENTS

(A)           Time and Place of Payments

I will pay interest by making payments every month.

I will make my monthly payments on the 31th day of each month beginning on July 31, 2014. I will make these payments every month until I have paid all of the interest and any other charges described below that I may owe under this Note. My monthly payments will be applied to interest. If, on July 13, 2015 I still owe amounts under this Note, I will pay those amounts in full on that date, which is called the "Maturity Date”.

I will make my monthly payments at 37 Hawthorne Lane, Great Neck, NY 11023 or at a different place if required by the Note Holder.

(B)           Amount of Monthly Payments

My first payment representing interest for the period between today and November 30, 2013 shall be $600.00, and thereafter my monthly payment will be in the amount of U.S. $1000.00.

4.           BORROWER'S RIGHT TO PREPAY

I have the right to make payments of principal at any time before they are due. A payment of principal only is known as a "prepayment." When I make a prepayment, I will tell the Note Holder in writing that I am doing so.

I may make a full prepayment or partial prepayments without paying any prepayment charge. The Note Holder will use all of my prepayments to reduce the amount of principal that I owe under this Note. If I make a partial prepayment, there will be no changes in the due date or in the amount of my monthly payment unless the Note Holder agrees in writing to those changes.

5.           LOAN CHARGES

If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from me which exceeded permitted limits will be refunded to me. The Note Holder may choose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me. If a refund reduces principal, the reduction will be treated as a partial prepayment.

6.           BORROWER'S FAILURE TO PAY AS REQUIRED

(A)           Late Charges for Overdue Payments

If the Note Holder has not received the full amount of any monthly payment by the end of fifteen calendar days after the date it is due, I will pay a late charge to the Note Holder. The amount of the charge will be 2.00% of my overdue payment of principal and interest. I will pay this late charge promptly but only once on each late payment.

(B)           Default

If I do not pay the full amount of each monthly payment on the date it is due, and/or I will not repay Lender the entire principal of the loan and all interest then accrued, I will be in default.

(C)           Notice of Default

If I am in default, the Note Holder may send me a written notice telling me that if I do not pay the overdue amount by a certain date, the Note Holder may require me to pay immediately the full amount of principal which has not been paid and all the interest that I owe on that amount. That date must be at least 30 days after the date on which the notice is delivered or mailed to me.

(D)           No Waiver By Note Holder

Even if, at a time when I am in default, the Note Holder does not require me to pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.

(E)           Payment of Note Holder's Costs and Expenses

If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back by me for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys' fees.

7.           GIVING OF NOTICES

Unless applicable law requires a different method, any notice that must be given to me under this Note will be given by delivering it or by mailing it by first class mail to me at the Property Address above or at a different address if I give the Note Holder a notice of my different address.

Any notice that must be given to the Note Holder under this Note will be given by mailing it by first class mail to the Note Holder at the address stated in Section 3(A) above or at a different address if I am given a notice of that different address.

8.           OBLIGATIONS OF PERSONS UNDER THIS NOTE

If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note against each person individually or against all of us together. This means that anyone of us may be required to pay all of the amounts owed under this Note.

9.           WAIVERS

I and any other person who has obligations under this Note waive the rights of presentment and notice of dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

~~10.         UNIFORM SECURED NOTE~~

~~This Note is a uniform instrument with limited variations in some jurisdictions. In addition to the protections given to the Note Holder under this Note, a Mortgage, Deed of Trust or Security Deed (the "Security Instrument"), dated the same date as this Note, protects the Note Holder from possible losses which might result if I do not keep the promises which I make in this Note. That Security Instrument describes how and under what conditions I may be required to make immediate payment in full of all amounts I owe under this Note. Some of those conditions are described as follows:~~

~~Transfer of the Property or a Beneficial Interest in Borrower. If all or any part of the Property or any interest in it is sold or transferred (or if a beneficial interest in Borrower is sold or transferred and Borrower is not a natural person) without Lender's prior written consent, Lender may, at its option, require immediate payment in full of all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if exercise is prohibited by federal law as of the date of this Security Instrument.~~

~~If Lender exercises this option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is delivered or mailed within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to make these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.~~

WITNESS THE HAND(S) AND SEAL(S) OF THE UNDERSIGNED.

__________________________________________________

Manhattan Bridge Capital Inc.., BY Vanessa Kao, CFO

__________________________________________________ (Seal)

Witness by

___________________________

Avital Rabino